UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 8, 2015
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas 78750 (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.
On October 8, 2015, LDR Spine USA, Inc. (“LDR Spine”), a wholly owned subsidiary of LDR Holding Corporation (the “Company”), entered into a Second Amendment to Lease Agreement (the “Amendment”) with FPG Aspen Lake Owner LP (as successor-in-interest to 13785 Research Blvd, LLC, the “Landlord”). The Amendment amends certain terms of LDR Spine’s existing lease with the Landlord, dated August 10, 2011 and as amended on November 5, 2012 (the “Lease”), pursuant to which LDR Spine leases office and warehouse space located at 13785 Research Boulevard, Austin, Texas (the “Premises”), which is the global headquarters for the Company. Subject to certain conditions described in the Amendment, the Amendment: (1) expands the net rentable square feet under the Lease by approximately 21,800 square feet, and (2) extends the term of the Lease by sixty months to approximately November 30, 2024. It is anticipated that LDR Spine will become responsible for paying rent with respect to such additional square footage under the Lease in the first quarter of 2016.
The foregoing description is a summary of certain terms of the Amendment and is qualified in its entirety by the text of the Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

10.1	Second Amendment to Lease Agreement, entered into as of October 8, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

Date:	October 13, 2015	By:	/s/ Scott Way
		Name:	Scott Way
		Title:	Executive Vice President, General Counsel, Compliance Officer and Secretary

EXHIBIT INDEX
Exhibit No.     Description

10.1	Second Amendment to Lease Agreement, entered into as of October 8, 2015.